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                                                                 Exhibit (11)(b)

                     [Squire, Sanders & Dempsey Letterhead]

Armada Funds
4400 Computer Drive
Westborough, MA 01581

     Re:  Armada Funds (Ohio Tax Exempt Fund)
          Post-Effective Amendment No. 44 -- Consent of Counsel
          -----------------------------------------------------


     We hereby consent to use of our name and to the reference to our Firm under caption "Counsel" in the Statement of Additional Information included in the Post-Effective Amendment No. 44 to the Registration statement (No. 33-488) on Form N-1A under the Securities Act of 1933, as amended, of Armada Funds.


                                   /s/ Squire, Sanders & Dempsey, L.P.P.